Exhibit 21.1

Direct and Indirect Subsidiaries of KBS Real Estate Investment Trust II, Inc.

KBS Limited Partnership II

KBS REIT Holdings II LLC

KBS REIT Properties II, LLC

KBS Debt Holdings II, LLC

KBS Debt Holdings II X, LLC

KBSII REIT Acquisition I, LLC

KBSII REIT Acquisition II, LLC

KBSII REIT Acquisition III, LLC

KBSII REIT Acquisition IV, LLC

KBSII REIT Acquisition V, LLC

KBSII 100-200 Campus Drive, LLC

KBSII 300-600 Campus Drive, LLC

KBSII Mountain View, LLC

KBSII 350 Plumeria, LLC

KBSII Willow Oaks, LLC